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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

                                POWER OF ATTORNEY

            Each of the undersigned Directors of Ohio Legacy Corp (the "Company"), an Ohio corporation, which anticipates filing with the Securities and Exchange Commission, Washington, D.C. under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form SB-2 for the purpose of registering Common Shares of the Company, hereby constitutes and appoints L. DWIGHT DOUCE and DANIEL H. PLUMLY, and each of them, with full power of substitution and re-substitution, as attorneys or attorney to sign for the undersigned and in my name, place and stead, as a member of the Board of Directors of the Company, said Registration Statement and any and all amendments (including post-effective amendments and any related registration statements) and exhibits thereto, and any and all applications and documents to be filed with the Securities and Exchange Commission pertaining thereto, with full power of authority to do and perform any and all acts and things whatsoever requisite, necessary or advisable to be done in the premises, as fully and for all intents and purposes as the undersigned could do if personally present, hereby ratifying and approving the acts of said attorneys, and any of them, and any such substitute.

            IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand as of the date indicated:

Signature                        Title                                               Date
---------                        -----                                               ----
  /s/ L. DWIGHT DOUCE            President, Chief Executive                          September ___, 2002
---------------------            Officer and Director
L. Dwight Douce

  /s/ D. WILLIAM ALLEN           Director                                            September ___, 2002
----------------------
D. William Allen

  /s/ WILLIAM T. BAKER           Director                                            September ___, 2002
----------------------
William T. Baker

  /s/ ROBERT F. BELDEN           Director                                            September ___, 2002
----------------------
Robert F. Belden

  /s/ J. EDWARD DIAMOND          Director                                            September ___, 2002
-----------------------
J. Edward Diamond

  /s/ SCOTT J. FITZPATRICK       Director                                            September ___, 2002
--------------------------
Scott J. Fitzpatrick

  /s/ RANDY G. JONES             Director                                            September ___, 2002
--------------------
Randy G. Jones

  /s/ GREGORY A. LONG            Director                                            September ___, 2002
---------------------
Gregory A. Long

  /s/ BENJAMIN M. MAST           Director                                            September ___, 2002
----------------------
Benjamin M. Mast

  /s/ MICHAEL D. MEENAN          Director                                            September ___, 2002
-----------------------
Michael D. Meenan


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
  /s/ STEVEN G. PETTIT           Senior Loan Officer,                                September ___, 2002
----------------------           President of Stark County Region and Director
Steven G. Pettit

  /s/ DANIEL H. PLUMLY           Director                                            September ___, 2002
----------------------
Daniel H. Plumly

  /s/ THOMAS W. SCHERVISH        Director                                            September ___, 2002
-------------------------
Thomas W. Schervish